EXHIBIT (11)


                         Independent Auditors' Consent

The Board of Directors
The Infinity Mutual Funds, Inc. -- The AmeriStar Mutual Funds:


     We consent to the use of our report dated February 18, 1997, and incorporated by reference herein, for The AmeriStar Mutual Funds - the AmeriStar Capital Growth Portfolio (formerly the ValueStar Capital Growth Portfolio), the AmeriStar Tennessee Tax Exempt Bond Fund (formerly the ValueStar Tennessee Tax Exempt Bond Portfolio), the AmeriStar Limited Duration Income Portfolio (formerly the ValueStar Short-Intermediate Duration Bond Portfolio) and the AmeriStar Core Income Portfolio (formerly the ValueStar Investment Grade Bond Portfolio) - as of December 31, 1996 and for the periods indicated therein, and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Custodian, Transfer and Dividend Disbursing Agent, Counsel and Independent Auditors" in the Statement of Additional Information.



                                  KPMG Peat Marwick LLP



Columbus, Ohio
November 17, 1997